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                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-108052 and 333-59238) pertaining to the Becton, Dickinson and Company Savings Incentive Plan and in the related prospectuses of our report dated December 8, 2003, with respect to the financial statements and schedule of the Becton, Dickinson and Company Savings Incentive Plan included in this Annual Report (Form 11-K) for the year ended June 30, 2003.



New York, New York
December 18, 2003